Exhibit 23.1

MOORE STEPHENS
ELLIS FOSTER LTD.
Chartered Accountants

1650 West 1st Avenue
Vancouver, B.C., Canada V6J 1G1
Telephone: (604) 737-8117  Facsimile: (604) 714-5916
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INDEPENDENT AUDITORS' CONSENT



We consent to the use in the Registration Statement of AMP Productions, Ltd (a development stage company) on Form SB-2 of our Auditors' Report, dated April 10, 2003, on the balance sheet of AMP Productions, Ltd. (a development stage company) as at March 31, 2003 and the related statements of operations and deficit accumulated during the development stage, cash flows, and stockholders' equity for the period from inception on February 27, 2003 to March 31, 2003.

In addition, we consent to the reference to us under the heading "Interests Of Named Experts And Counsel" in the Registration Statement.


Vancouver, Canada:                           /s/Moore Stephens Ellis Foster Ltd.
June 18, 2003                                          Charter Accountants